UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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Hythiam, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hythiam, Inc.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2007

Dear Fellow Stockholders:
          Our 2007 annual meeting of stockholders will be held at the PROMETA Center, 1315 Lincoln Blvd., Suite 250, Santa Monica, California, on Friday, June 15, 2007, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:
1.	Election of directors to hold office until our 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	Adoption of our 2007 Stock Incentive Plan; and

3.	Any other matters that properly come before the meeting.
          Stockholders of record as of the close of business on May 4, 2007 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors,

/s/ TERREN S. PEIZER

Terren S. Peizer
Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 11, 2007
          Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

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2007 ANNUAL MEETING OF STOCKHOLDERS
OF
HYTHIAM, INC.
PROXY STATEMENT
     The enclosed proxy is solicited on behalf of Hythiam, Inc., a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held on Friday, June 15, 2007, beginning at 10:00 a.m. local time, at the PROMETA Center, 1315 Lincoln Blvd. Suite 250, Santa Monica 90401, California 90025.
     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to stockholders is May 31, 2007. You should review this information in conjunction with our 2006 Annual Report to Stockholders, which accompanies this proxy statement.
ANNUAL MEETING OF STOCKHOLDERS OF HYTHIAM, INC
What is the purpose of the annual meeting?
     At the annual meeting, stockholders will vote on the election of directors and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2006 and respond to questions from our stockholders.
Who is entitled to vote?
     Only stockholders of record at the close of business on the record date, May 4, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Who can attend the meeting?
     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
     Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.
     If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.
     If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of March 28, 2007 there were 44,388,939 shares of our common stock issued and outstanding, held by approximately 100 stockholders of record. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.
     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.
How do I vote?
     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR the election of each of the nominated slate of directors and FOR approval of our Stock Incentive Plan. See “Election of Directors” and “Adoption of 2007 Stock Incentive Plan” below.
     The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each item?
     Proposals. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors and the adoption of the stock incentive plan. Broker non-votes will not be counted for purposes of the vote.
     Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote.
Who pays for the preparation of the proxy?
     We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.
     Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, and our telephone number is (310) 444-4300. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.
How can I obtain additional copies?
     If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Hythiam, Inc.	or	American Stock Transfer & Trust Company
11150 Santa Monica Blvd., Suite 1500		59 Maiden Lane
Los Angeles, California 90025		New York, New York 10038
Telephone: (310) 444-4300		Telephone: (212) 936-5100
     We will provide to those persons that make a request in writing (Attn: Investor Relations) or by e-mail (investor@hythiam.com) free of charge our (i) Annual Report on Form 10-K, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at www.sec.gov by searching the EDGAR database for our filings.
Annual report and other matters
     Our 2006 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report,” and the “Compensation Committee Report” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

CORPORATE GOVERNANCE
     Our current directors, and their ages as of March 28, 2007, are as follows:

			Director
Name	Age	Position	Since
Terren S. Peizer	47	Director, Chairman of the Board and Chief Executive Officer	2003
Richard A. Anderson	37	Director, Senior Executive Vice President	2003
Anthony M. LaMacchia	53	Director, Senior Executive Vice President	2003
Leslie F. Bell	67	Director, Chair of Audit Committee, Member of Compensation Committee	2003
Hervé de Kergrohen, M.D.	49	Director, Chair of Nominations and Governance Committee, Member of Audit Committee	2003
Ivan M. Lieberburg, Ph.D., M.D.	57	Director, Chair of Compensation Committee	2003
Marc G. Cummins	47	Director, Member of Audit Committee, Member of Nominations and Governance Committee	2004
Andrea Grubb Barthwell, M.D.	52	Director	2005
     Terren S. Peizer is the founder of our Company and has served as our chief executive officer and chairman of the board of directors since our inception in February, 2003. Mr. Peizer served as chief executive officer of Clearant, Inc. until October 2003, a company which he founded in April 1999 to develop and commercialize a universal pathogen inactivation technology. He served as chairman of its board of directors from April 1999 to October 2004 and a director until February 2005. From February 1997 to February 1999, Mr. Peizer served as president and vice chairman of Hollis-Eden Pharmaceuticals, Inc., a Nasdaq Global Market listed company. In addition, from June 1999 through May 2003 he was a director, and from June 1999 through December 2000 he was chairman of the board, of supercomputer designer and builder Cray Inc., a Nasdaq Global Market company, and remains its largest beneficial stockholder. Since August 2006, he has served as chairman of the board of XCorporeal, Inc. Mr. Peizer has been the largest beneficial stockholder and has held various senior executive positions with several technology and biotech companies. In these capacities, he has assisted these companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations and capital formation. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.
     Richard A. Anderson joined the Company in April 2005 and has more than fifteen years of experience in business development, strategic planning and financial management. He was the chief financial officer of Clearant, Inc. from November 1999 until March 2005, and served as a director from November 1999 to March 2006. He served as chief financial officer of Intellect Capital Group from October 1999 through December 2001. From February through September 1999, he was an independent financial consultant. From August 1991 to January 1999, Mr. Anderson was with PriceWaterhouseCoopers, LLP, most recently a director and founding member of PriceWaterhouseCoopers Los Angeles Office Transaction Support Group, where he was involved in operational and financial due diligence, valuations and structuring for high technology companies. He received a B.A. in Business Economics from University of California, Santa Barbara.
     Anthony M. LaMacchia is a senior healthcare executive who, prior to joining the Company in July 2003, was the business development principal of GME Solutions, a healthcare financial consulting company providing Medicare graduate medical education and kidney acquisition cost recovery services, since October 2002. From November 1999 to April 2002, he was president & chief executive officer of Response Oncology, Inc., a diversified physician practice management company. He was recruited to this financially distressed company to direct a high-risk turnaround, and when continued market declines and debt covenant breaches compelled a bankruptcy filing, directed the company through all phases of the Chapter 11 process, the sale of all assets and the closure of its facilities. In June 1999, Mr. LaMacchia left

Salick Health Care, Inc., which developed and operated outpatient cancer and kidney treatment centers and a clinical research organization engaging in pharmaceutical and clinical treatment trials, as executive vice president & chief operating officer, having started with the company as director of strategic planning & reimbursement in 1984. Previously, Mr. LaMacchia held positions of increasing responsibility with Blue Cross of California, Ernst & Young and Cedars-Sinai Medical Center. He is a certified public accountant who received his B.S. in Business Administration, Accounting from California State University, Northridge.
     Leslie F. Bell has more than 35 years of experience in business and the practice of corporate and healthcare law. He is a senior executive of Salick Cardiovascular Centers, LLC. From late 1997 until 2004, he was a director and senior executive of Bentley Health Care, Inc. and certain of its subsidiaries, each of which was a developer and provider of disease-state outpatient health care facilities and services. Mr. Bell was co-chairman and co-chief executive officer of Tractus Medical, Inc., a provider of patented relocatable ambulatory surgical center/operating rooms, which he co-founded in January 2002 until its sale in October 2004. From its inception in 1983 through several public offerings and until its sale completed in 1997 for a total of approximately $480 million, he served as a director, executive vice president and chief financial officer and from 1996 to 1997 was president of Salick Health Care, Inc. Mr. Bell has also served as a director of YES Clothing Co. from 1990 to 1995. He was previously a deputy attorney general of the State of California, and managing partner of the law firm Katz, Hoyt & Bell. Mr. Bell attended the University of Illinois, received a J.D. (with honors) from University of Arizona College of Law, and is a member of the University of Arizona College of Law Board of Visitors and Dean’s Economic Council. Mr. Bell is licensed to practice law and is the sole director and president of Leslie F. Bell, Inc., a professional law corporation. He is also a director of various tax-exempt organizations principally formed to support research and education for specified health problems.
     Hervé de Kergrohen, M.D. since August 2002 has been a partner with CDC Enterprises Innovation in Paris, a European venture capital firm, and since January 2001 has been chairman of BioData, an international healthcare conference in Geneva. He sits on several boards with U.S. and European private health care companies, including Kuros BioSurgery and Bioring SA in Switzerland since January 2004, Praxim SA and Exonhit in France since September 2002, Clearant, Inc. since December 2001 and Xcorporeal, Inc. since November 2006. From February 1999 to December 2001, he was head analyst for Darier Hentsch & Co., then the third largest Geneva private bank and manager of its CHF 700 million health care fund. From February 1997 to February 1998 he was the head strategist for the international health care sector with UBS AGin Zurich. Dr. de Kergrohen started his involvement with financial institutions in 1995 with Bellevue Asset Management in Zug, Switzerland, the fund manager of BB Biotech and BB Medtech, where he covered the healthcare services sector. He was previously marketing director with large U.S. pharmaceutical companies such as Sandoz USA and G.D. Searle, specializing in managed care. Dr. de Kergrohen received his M.D. from Université Louis Pasteur, Strasbourg, and holds an M.B.A. from Insead, Fontainebleau.
     Ivan M. Lieberburg, Ph.D., M.D. is currently executive vice president and chief medical officer at Elan Company, plc, a worldwide biopharmaceutical company listed on the NYSE, where he has held a number of positions over the last 20 years, most recently senior vice president of research. Dr. Lieberburg is a director of Neuromolecular Pharmaceuticals, and he sits on the scientific advisory boards of Health Care Ventures, Flagship Ventures, NewcoGen, Neuromolecular, CovX, and the Keystone Symposium. Prior to joining Elan in 1987, he performed his postdoctoral research at The Rockefeller University and his medical residency and postdoctoral fellowship at University of California, San Francisco, where he is presently a clinical professor of medicine. He previously held faculty positions at Albert Einstein School of Medicine and Mt. Sinai School of Medicine. Dr. Lieberburg has authored over 100 scientific publications, and has been named to a number of honors including Rockefeller University Fellow, Public Health Corps Scholar, National Research Service Award, Hartford Foundation Scholar and McKnight Foundation Fellow in Neuroscience. He is board certified in internal medicine and endocrinology/metabolism. Dr. Lieberburg received an A.B. in biology from Cornell University, a Ph.D. in Neurobiology from The Rockefeller University and an M.D. from University of Miami School of Medicine.
     Marc G. Cummins is a managing partner of Prime Capital, LLC, a private investment firm focused on consumer companies. Prior to founding Prime Capital, Mr. Cummins was managing partner of

Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. Prior to joining Catterton in 1998, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was managing director of the consumer products and specialty distribution group, and was also involved in leveraged buyouts, private equity and high yield financings. He has been a member of the board of Xcorporeal, Inc. since November 2006. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at University of Pennsylvania.
     Andrea Grubb Barthwell, M.D. has served as the founder and chief executive officer of the global health care and policy-consulting firm EMGlobal, LLC since February 2005. From January 2002 through July 2004, she served as deputy director for demand reduction in the Office of National Drug Control Policy with the title of deputy drug czar, was a principal advisor in the executive office of the president on policies aimed at reducing the demand for illicit drugs, and was an active member of the White House Task Force on Disadvantaged Youth and the White House Domestic Violence Working Group, working closely with the National Institute on Drug Abuse to define the scope of its Health Services Research portfolio. From June 2000 through January 2002, Dr. Barthwell served as executive vice president and chief clinical officer of Human Resources Development Institute drug treatment center, where she served as deputy executive director and medical director from 1985 through 1987. From 1999 through January 2002, she served as president and chief executive officer of BRASS Foundation drug treatment center, where she was medical director since 1995. From 1996 through January 2002, Dr. Barthwell served as president of Encounter Medical Group (an affiliate of EMGlobal). From 1987 through 1996 she served as medical director of Interventions in Chicago, Illinois. She was a founding member of the Chicago Area AIDS Task Force, hosted a weekly local cable show on AIDS, and is a past president of the American Society of Addiction Medicine. In 2003, Dr. Barthwell received the Betty Ford Award, given by the Association for Medical Education and Research in Substance Abuse. In 1997, Dr. Barthwell’s peers named her one of the “Best Doctors in America” in addiction medicine. Dr. Barthwell received a B.A. in Psychology from Wesleyan University, an M.D. from University of Michigan Medical School, and post-graduate training at University of Chicago and Northwestern University.
How are directors compensated?
     Compensation. Non-affiliated directors did not receive any cash compensation for attendance at meetings of the board of directors or its committees in 2006. Commencing July 1, 2007, non-employee directors will receive an annual fee of $15,000, plus $2,500 for meetings in excess of four meetings per year, and $1,500 per committee meeting attended. In addition, the audit committee chair will receive an annual fee of $10,000 and the compensation committee chair and the nominations and governance committee chair will each receive an annual fee of $2,500. Directors who are also employed by us do not receive any fee or compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.
     Options. Directors are eligible to receive options under our 2003 Stock Incentive Plan. On September 29, 2003, we granted each non-employee director options to purchase the following number of shares of common stock at an exercise price of $2.50 per share: 200,000 shares to Dr. Lieberburg, 120,000 shares to Mr. Anderson, 100,000 shares to Mr. Bell and Dr. Kergrohen. On July 2, 2004, we granted Mr. Cummins options to purchase 100,000 shares at $2.80 per share. On January 20, 2005, we granted Dr. Lieberburg and Mr. Bell options to purchase 50,000 shares at $5.72 per share. On September 7, 2005, we granted Dr. Barthwell options to purchase 50,000 shares at $6.41 per share. On January 26, 2006, we granted Dr. Barthwell and Mr. Cummins options to purchase 50,000 shares at $6.42 per share. All options granted to non-employee directors vest 25% per year over four years from the date of the grant
     On September 29, 2003, we granted Mr. LaMacchia options to purchase 400,000 shares of common stock at an exercise price of $2.50 per share and Mr. Peizer options to purchase 1,000,000 shares at $2.75 per share, each vesting 20% per year over five years. On April 28, 2005, we granted Mr. Anderson options to purchase 255,000 shares at $7.34 per share, vesting 20% per year over five years. On July 27,

2006, we granted Mr. Anderson options to purchase 25,000 shares at $4.77 per share, vesting 20% per year over five years.
     All of the options described above were granted at or above the fair market value on the date of grant.
How often did the board meet during 2006?
     The board of directors held five meetings during 2006. All of our incumbent directors attended at least 80% of the meetings of the board and 75% of the meetings held by each committee on which he or she served.
Which directors are independent?
     After review of all of the relevant transactions or relationships of each director (and his family members), our board of directors has determined that Drs. de Kergrohen, Barthwell and Lieberburg and Messrs. Bell and Cummins are independent as defined by the applicable Nasdaq rules. There are no family relationships among any of our directors, executive officers or key employees.
What committees has the board established?
     The board of directors has a standing audit committee, compensation committee, and nominations and governance committee. The board also has adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board. A copy of our audit committee charter, compensation committee charter and nominations and governance committee charter can be found on our website at http://www.hythiam.com.
Audit committee
     The audit committee consists of three directors, Mr. Bell (chairman), Dr. de Kergrohen and Mr. Cummins. The board of directors has determined that each of Dr. de Kergrohen and Messrs. Bell and Cummins are independent as defined by the applicable Nasdaq rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and qualify as audit committee financial experts as defined by Item 401(h)(2) of Regulation S-K. The audit committee held four meetings during 2006. The duties and responsibilities of the audit committee include (i) selecting, evaluating and, if appropriate, replacing the Company’s independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation and (iv) overseeing related auditing matters.
Compensation committee
     The compensation committee consists of two directors who are independent as defined by the applicable Nasdaq rules. The committee consists of Dr. Lieberburg (chairman) and Mr. Bell, and held two meetings during 2006. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers.
Nominations and governance committee
     The nominations and governance committee consists of two directors who are independent as defined by the applicable Nasdaq rules. The committee consists of Dr. de Kergrohen (Chairman) and Mr. Cummins, and held no meetings during 2006. The committee nominates new directors and oversees corporate governance matters.
     The charter of the nominations and governance committee provides that the committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the nominations and governance committee c/o Hythiam, Inc., 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The nominations and governance committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board of directors.
     The nominations and governance committee considers director candidates that are suggested by members of the board of directors, as well as management and stockholders. Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with regard to particular recommended candidates. The nominations and governance committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.
Annual meeting attendance
     Two of our directors attended our 2006 annual meeting of stockholders. We have adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings.
Do we have a code of ethics?
     We have adopted a Code of Conduct and Ethics that applies to all Company directors, officers and employees. We have also adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our chief executive officer and senior financial officers, including our principal financial officer and principal accounting officer.
How can stockholders communicate with our board of directors?
     Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate secretary will open the communications, make copies and circulate them to the appropriate director or directors.
PROPOSAL ONE: ELECTION OF DIRECTORS
     Our bylaws provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of eight members. Nominees are elected for a one-year term expiring at the 2008 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees standing for election
     The nominees for our board of directors are current directors Terren S. Peizer, Richard A. Anderson, Leslie F. Bell, Ivan M. Lieberburg, Ph.D., M.D., Marc G. Cummins and Andrea Grubb Barthwell, M.D. whose biographies are set forth under “Corporate Governance” above, and current Senior Executive Vice President Christopher S. Hassan whose biography is set forth below under “Management.”
     All of the directors’ terms expire at the annual meeting or until their successors are duly elected and qualified. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.
Recommendation of the board
     The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.
AUDIT COMMITEE REPORT
     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     The audit committee has the sole authority to select, evaluate and, if appropriate, replace the Company’s independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for the Company including their fees and other terms. BDO Seidman, LLP was engaged as the independent registered public accounting firm for the Company in September 2003. During 2006, the audit committee consisted of Messrs. Bell, Cummins and Dr. de Kergrohen. The board of directors has determined that all members of the audit committee are financially literate and independent within the requirements of Nasdaq, the Securities and Exchange Commission and the Company’s audit committee charter.
     Management, not the audit committee, is responsible for the preparation, presentation, accuracy and integrity of the Company’s financial statements, establishing, maintaining and evaluating the effectiveness of internal controls and disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to their conformity with U.S. generally accepted accounting principles and reporting on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The audit committee’s responsibility is to oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.
     In fulfilling its responsibilities, the audit committee met with management and BDO Seidman, including sessions at which management was not present, and reviewed and discussed the unaudited financial statements contained in the Company’s quarterly reports on Form 10-Q for each of the quarters ended in 2006, and the audited financial statements contained in the 2006 Annual Report on Form 10-K, prior to their filing with the Securities and Exchange Commission. The audit committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm’s overall evaluations of the quality, not just the acceptability, of the Company’s accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The audit committee also received the written disclosures and the letter from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with BDO Seidman its independence.
     Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above and in its Charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the SEC.
Submitted by the audit committee:
Leslie F. Bell, Chairman
Marc G. Cummins
Hervé de Kergrohen
Dated: March 28, 2007

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our stock and how much stock do our directors and executive officers own?
     The following table sets forth certain information regarding the shares of common stock beneficially owned as of March 28, 2007 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group:

			Total
	Common	Options	Common
	Stock	Exercisable	Stock	Percent
	Beneficially	On or Before	Beneficially	of
Name(1)	Owned(2)	May 28, 2007	Owned	Class(3)
Terren S. Peizer(4)	13,700,000	600,000	14,300,000	32.2%
Fred Knoll (5)	2,417,486	—	2,417,486	5.4%
Marc G. Cummins(6)	222,222	62,500	284,722	*
Anthony M. LaMacchia	—	240,000	240,000	*
Ivan M. Lieberburg	44,444	175,000	219,444	*
Chuck Timpe	1,617	180,000	181,617	*
Richard A. Anderson	—	192,000	192,000	*
Monica Alfaro Welling	—	116,000	116,000	*
Sanjay Sabnani	1,132	108,000	109,132	*
Leslie F. Bell	—	100,000	100,000	*
Hervé de Kergrohen	—	75,000	75,000	*
Andrea Grubb Barthwell, M.D.	—	25,000	25,000	*
All directors and named executive officers as a group (11 persons)	13,969,415	1,873,500	15,842,915	35.7%

*	Less than 1%
Notes to Beneficial Ownership Table:
(1)	The mailing address of all individuals listed is c/o Hythiam, Inc., 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, unless otherwise indicated.

(2)	The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.

(3)	On March 28, 2007, there were 44,388,939 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after March 28, 2007 is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(4)	13,700,000 shares are held of record by Reserva Capital, LLC, which is owned and controlled by Mr. Peizer.

(5)	Based on information provided on Schedule 13G filed with the SEC on February 14, 2007, by Fred Knoll, individually and as president of Knoll Capital Management LP, 237 Park Avenue, 9th Floor, New York, New York 10166.

(6)	100,000 shares are held of record by Bexley Partners, L.P., 23,000 by Cummins Children’s Trust, 22,000 by C.F. Partners, L.P., and 35,000 by Mr. Cummins’ wife Lisa Cummins. Mr. Cummins disclaims beneficial ownership of such shares.
Section 16(a) beneficial ownership reporting compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been complied with, except for a single Form 4 filing for Mr. Sabnani inadvertently filed nine days late on May 10, 2006.
COMPENSATION DISCUSSION AND ANALYSIS
     The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
     We believe our long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program’s primary objective is to align executives’ efforts with the long term interests of stockholders by enhancing our reputation, financial success and capabilities.
General executive compensation philosophy
     We compensate our executives, including the named executive officers who are identified in the Summary Compensation Table, through a combination of base salary, annual cash bonus incentives, long term equity incentive compensation, and related benefits. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders.
     The compensation committee of the board of directors receives the Company’s management recommendations and then discusses, reviews and considers management’s recommendations with respect to the compensation of those members of senior management whose compensation the committee considers. The committee then makes its recommendation to the board which discusses and then decides raises, bonuses and options. Although their advice may be sought and they may be questioned by the committee, executive members of the board do not participate in the committee’s or the board’s discussion and vote. Prior to the committee making its recommendations, the members of the committee have several discussions among themselves and meet to discuss, among other things, the performance and contributions of each of the members of senior management whose compensation they are considering as well as expectations (of the individual for the year and the future and those of the Company), results, responsibilities, and desire to retain such executive. In addition, the committee may have conversations with certain others before making its recommendations.

          The Company’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance. Specifically, our executive compensation program is designed to:
•	provide a competitive total compensation package that is competitive within the healthcare management and substance abuse treatment industries in which we compete for executive talent, and will assist in the retention of our executives and motivate them to perform at a superior level

•	link a substantial part of each executive’s compensation to the achievement of our financial and operating objectives and to the individual’s performance

•	provide long-term incentive compensation that focuses executives’ efforts on building stockholder value by aligning their interests with our stockholders

•	provide incentives that promote executive retention.
          Each year, the management and the board approve financial and non-financial objectives for the Company and the executive officers that are reflected in the Company’s executive employment agreements and incentive compensation plans. We design our annual and long term incentive compensation plans to reward company-wide performance. In addition, we also consider the individual performance of each executive officer and other relevant criteria, such as the accomplishments of the management team as a whole. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements.
          The major compensation elements for our named executive officers are base salary, annual performance-based bonuses, stock options, insurance benefits and perquisites. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our executive officers’ compensation packages that are not dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs. These programs include annual and long-term awards that are based on our financial performance and provide compensation in the form of both cash and equity to provide incentives that are tied to both our short-term and long-term performance. Our performance-based bonus program rewards short-term and long-term performance, while our equity awards, in the form of stock options, reward long-term performance and align the interests of management with our stockholders.
Board determination of compensation awards
          The compensation committee recommends and the board determines the compensation awards to be made to our executive officers. The compensation committee recommends and the board annually determines the total compensation levels for our executive officers by considering several factors, including each executive officer’s role and responsibilities, how the executive officer is performing against those responsibilities, our performance, and the competitive market data applicable to each executive officer’s position.
In arriving at specific levels of compensation for executive officers, the board has relied on
•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys;

•	the experience of board members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business; and

     The Company seeks an appropriate relationship between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical, dental and life insurance and a 401(k) plan. The Company has employment agreements and severance arrangements with our key executive officers to provide them with the employment security and severance deemed necessary to retain them.
Components of executive compensation
     Base salary. Base salaries provide our executive officers with a degree of financial certainty and stability. We seek to provide base salaries sufficient to attract and retain highly qualified executives. The compensation committee annually reviews and recommends and the board determines the base salaries of our chief executive officer and our other executive officers. Salaries are also reviewed in the case of executive promotions or other significant changes in responsibilities. In each case, the compensation committee and the board each take into account competitive salary practices, scope of responsibilities, the results previously achieved by the executive and his or her development potential.
     On an individual basis, our base salary increase policy is designed to reward performance consistent with our overall financial performance in the context of competitive practice. Annual performance reviews, including changes in an executive officer’s scope of responsibilities, in combination with general market trends determine individual salary increases. Aside from contractually provided minimum cost of living adjustments, no formulaic base salary increases are provided to the named executive officers.
     In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2006 was based on the executive’s performance of his or her duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in managing, developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.
     Bonus. Executive officers are eligible to receive cash bonuses based on the degree of the Company’s achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives. Within such guidelines the amount of any bonus is discretionary.
     The primary purpose of our annual performance incentive awards is to motivate our executives to meet or exceed our company-wide short-term performance objectives. Our annual cash bonuses are designed to reward management-level employees for their contributions to individual and corporate objectives. Regardless of our performance, the board retains the discretion to adjust the amount of our executives’ bonus based upon individual performance or circumstances.
     At the beginning of 2006, the management and the board established performance objectives for the payment of annual incentive awards to each of the named executive officers and other senior management employees. Performance objectives were based on corporate objectives established as part of the annual operating plan process. Year end bonus awards were based on attainment of these performance objectives as adjusted to reflect changes in our business and industry throughout the year. The compensation committee recommended and the board determined that bonuses in the amounts set forth in the total compensation chart below were appropriate. Each individual’s bonus was determined based upon the individual’s attainment of performance objectives pre-established for that participant by the board, senior management, or the executive’s supervisor. The management and the board established the chief executive officer’s performance objectives.
     In general, each participant set for himself or herself (subject to his or her supervisor’s review and approval or modification) a number of objectives for 2006 and then received a performance evaluation against those objectives as a part of the year-end compensation review process. The individual objectives varied considerably in detail and subject matter depending on the executive’s position. By accounting for individual performance, we were able to differentiate among executives and emphasize the link between individual performance and compensation.

     Stock options. Equity participation is a key component of the Company’s executive compensation program. Under the incentive compensation plan, the Company is permitted to grant stock options to officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to the Company’s development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable the Company to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Company’s common stock.
     Our employees, including our executive officers, are eligible to participate in the award of stock options under our 2003 Incentive Compensation Plan, as amended. Option grant dates for newly hired or promoted officers and other eligible employees have typically been the on the first board meeting date following the date of employment or in the new position. Employees who have demonstrated outstanding performance during the year are awarded options following the year end. During 2006, approximately 73 employees received option grants. Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives.
     In determining to provide long-term incentive awards in the form of stock options, the board considered cost and dilution impact, market trends relating to long-term incentive compensation and other relevant factors. The board determined that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option.
     Perquisites and Other Benefits. We also provide other benefits to our executive officers that are not tied to any formal individual or Company performance criteria and are intended to be part of a competitive overall compensation program. For 2006, these benefits included payment of term life insurance premiums, club dues, and automobile allowances. We also offer 401(k) retirement plans, and medical plans, for which executives are generally charged the same rates as all other employees.
Chief executive officer compensation
     The compensation committee, at least annually, reviews and recommends to the board of directors the compensation of Terren S. Peizer, chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Peizer, as a member of the board, does not participate in and abstains from all discussions and decisions of the board with regard to his compensation. The board believes that in the highly competitive healthcare industry in which the Company operates, it is important that Mr. Peizer receive compensation consistent with compensation received by chief executive officers of competitors and companies in similar stages of development. Mr. Peizer received a base salary of approximately $433,000 in 2006 and was awarded a bonus of $400,000, payable in 2007. He also received a special bonus of $265,000 in April 2006. His base salary for 2007 is currently $450,000. See “Executive employment agreements” for a description of the material terms and conditions of Mr. Peizer’s employment agreement.
Severance and change of control arrangements
     We have entered into change of control employment agreements with certain of our named executive officers, as described in “Executive employment agreements.” These agreements provide for severance payments to be made to the executive officers if their employment is terminated under specified circumstances following a change of control. We also provide benefits to these executive officers upon qualifying terminations. The agreements are designed to retain our executive officers and provide continuity of management in the event of an actual or threatened change of control and to ensure that our executive officers’ compensation and benefits expectations would be satisfied in such event.

Internal Revenue Code limits on deductibility of compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The board is of the opinion that the Company’s incentive compensation plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The board will review with appropriate experts or consultants as necessary the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.
     The Company is not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2006 in excess of $1 million. To the extent that the Company is subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount. For information relating to the Company’s net operating losses, see the consolidated financial statements included in the 2006 Annual Report to Stockholders.
     All members of the compensation committee qualify as outside directors. The board considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the board’s control, also can affect the deductibility of compensation.
     While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy. The board will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the board may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests, or as part of initial employment offers, such as grants of nonqualified stock options.
     Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive’s base amount. If the executive’s aggregate contingent compensatory payments and benefits equal or exceed three times the executive’s base amount, the portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 of the Internal Revenue Code and the executives subject to Sections 280G and 4999 of the Internal Revenue Code.
     An executive’s base amount generally is determined by averaging the executive’s Form W-2 taxable compensation from the corporation and its subsidiaries for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive’s excess parachute payments are subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, in addition to any applicable federal income and employment taxes. Also, the corporation’s compensation deduction in respect of the executive’s excess parachute payments is disallowed under Section 280G of the Internal Revenue Code. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code. We provide our chief executive officer with tax gross up payments in event of a change of control.

     Section 409A of the Internal Revenue Code imposes distribution requirements on nonqualified deferred compensation plans and arrangements. If a nonqualified deferred compensation plan or arrangement fails to comply with Section 409A of the Internal Revenue Code, an executive participating in such plan or arrangement will be subject to adverse tax consequences (including an additional 20% income tax on amounts deferred under the plan or arrangement). Our nonqualified deferred compensation plans and arrangements for our executive officers are intended to comply with Section 409A of the Internal Revenue Code, or to be exempt from the requirements of Section 409A of the Internal Revenue Code.
Compensation committee retention of compensation consultant
     The compensation committee engaged Mercer Human Resource Consulting to advise the compensation committee with respect to the amount and form of non-employee director compensation. The consultant reports directly to the compensation committee, through its chairperson, and the compensation committee retains the right to terminate or replace the consultant at any time.
Compensation committee interlocks and insider participation
          No member of the compensation committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.
During the last fiscal year, none of our executive officers served as:
•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
COMPENSATION COMMITTEE REPORT
          The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
          The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management and based on such discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included herein.
     Submitted by the compensation committee:
Ivan M. Lieberburg, Ph.D., M.D., Chairman
Leslie F. Bell
Dated: March 28, 2007

MANAGEMENT
Executive officers
     Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. There are no family relationships among any of our directors, executive officers or key employees. We consider Terren S. Peizer, Richard A. Anderson, Christopher S. Hassan, Anthony M. LaMacchia, Chuck Timpe and Sanjay Sabnani to be our executive officers.
     The following sets forth certain information with respect to our executive officers (other than such information regarding Terren S. Peizer, Richard A. Anderson and Anthony M. LaMacchia which was disclosed under “Corporate Governance” above):

Name	Age	Position

Christopher S. Hassan	46	Senior Executive Vice President
Chuck Timpe	60	Chief Financial Officer
Sanjay Sabnani	36	Executive Vice President — Strategic Development
     Christopher S. Hassan is a senior healthcare executive who, prior to joining the Company in July 2006, served as vice president, sales for Reckitt Benckiser Pharmaceuticals from October 2003 until July 2006. From 2000 to October 2002, he served as director of sales, North America for Drugabuse Sciences, Inc. a bio-pharmaceutical company. From 1996 to 2000, Mr. Hassan served as area business manager for Parke-Davis/Pfizer. From 1989 to 1996 he served as district sales manager for Bayer Pharmaceuticals. From 1986 to 1989, he was a director and vice president sales and acquisitions for Grammco Computer Sales. Mr. Hassan received a B.B.A. in Accounting from University of Texas, Austin.
     Chuck Timpe is a senior healthcare financial executive with over 35 years experience in the healthcare industry. Since March 1998, he has served as a director and since June 2002 as chairman of the audit committee for IPC-The Hospitalist Company, a $150 million physician specialty practice business. Prior to joining the company in June 2003, Mr. Timpe was chief financial officer, from its inception in February 1998, of Protocare, Inc., a clinical research and pharmaceutical outsourcing company which merged with Radiant Research, Inc. in March 2004, creating one of the country’s largest clinical research site management organizations. Previously, he was a principal in private healthcare management consulting firms he co-founded, chief financial officer of National Pain Institute, treasurer and corporate controller for American Medical International (now Tenet Healthcare Corp., an NYSE company), and a member of Arthur Andersen, LLP’s healthcare practice, specializing in public company and hospital system audits. Mr. Timpe received his B.S. from University of Missouri, School of Business and Public Administration, and is a certified public accountant.
     Sanjay Sabnani, prior to joining the Company in April 2004, was acting director of business development and strategy at OSI Systems, Inc., where he was part of a senior team that delivered significant growth in revenues and market capitalization. Prior to joining OSI Systems, from May 1999 to December 2000, Mr. Sabnani was president and director at Venture Catalyst, Inc., where he spearheaded the company’s venture capital division, as well as managed the company’s web services business. Mr. Sabnani has authored or co-authored numerous articles and served as an expert speaker on topics as diverse as mergers and acquisitions, homeland security, entrepreneurship and internet strategy. He received his B.A. in English from University of California, Los Angeles.

EXECUTIVE COMPENSATION
     The following table sets forth the cash and non-cash compensation for our named executive officers during the 2006 fiscal year.
Summary Compensation Table

Name & Principal	Fiscal			Option	All other
Position	year	Salary	Bonus	awards (1)	compensation (2)		Total
Terren S. Peizer, Chairman & Chief Executive Officer	2006	$432,667	$400,000	$9,241	$319,869	(3)(4)	$1,161,777

Richard A. Anderson, Senior Executive Vice President	2006	278,800	80,000	469,937	1,986		830,723

Anthony M. LaMacchia Senior Executive Vice President	2006	278,800	58,000	129,183	549		466,532

Chuck Timpe, Chief Financial Officer	2006	215,700	60,000	96,887	3,085		375,672

Sanjay Sabnani, Executive VP — Strategic Development	2006	215,700	60,000	299,673	2,132		577,505

Monica Alfaro Welling Senior Vice President Marketing	2006	206,217	—	612,707	175,974	(5)	994,898

Note to Summary Compensation Table:
(1)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2006 for stock option awards granted in 2006 and in previous years to the executive officers in accordance with SFAS No. 123(R). The dollar value for Mr. Peizer’s stock option award relates to an award granted in 2003. Mr. Peizer was not awarded any stock option grants during 2004, 2005 and 2006. The grant-date fair values of stock options are calculated using the Black-Scholes option pricing model, which incorporates various assumptions including expected volatility, expected dividend yield, expected life and applicable interest rates. See Note 9 — Share-Based Compensation to the December 31, 2006 consolidated financial statements in our Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.

(2)	Includes group life insurance premiums and health club membership fees for each officer.

(3)	Includes $51,864 in 2006 and 2005 and $8,244 in 2004 for automobile allowance, including gross-up for taxes.

(4)	On April 27, 2006 the board of directors awarded Mr. Peizer a special bonus of $265,000

(5)	Includes $173,992 of severance payments and vacation paid out or accrued upon termination on November 30, 2006

Executive employment agreements
     Chief executive officer
          We entered into a five-year employment agreement with our chairman and chief executive Officer, Terren S. Peizer, effective as of September 29, 2003. Mr. Peizer currently receives an annual base salary of $450,000, with annual bonuses targeted at 100% of his base salary established by mutual agreement between Mr. Peizer and the board. His base salary and bonus target will be adjusted each year to not be less than the median compensation of similarly positioned CEO’s of similarly situated companies. Mr. Peizer receives executive benefits including group medical and dental insurance, term life insurance equal to 150% of his salary, accidental death and long-term disability insurance, and a car allowance of $2,500 per month, grossed up for taxes. He was also granted options to purchase 1,000,000 shares of our common stock at ten percent above the fair market value on the date of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without good cause or resignation with good reason. In the event that Mr. Peizer is terminated without good cause or resigns with good reason prior to the end of the term, he will receive a lump sum equal to the remainder of his base salary and targeted bonus for the year of termination, plus three years of additional salary, bonuses and benefits. If any of the provisions above result in an excise tax, we will make an additional “gross up” payment to eliminate the impact of the tax on Mr. Peizer.
     Senior executive vice presidents
          We entered into a four-year employment agreement with each of our senior executive vice presidents, Richard A. Anderson, Christopher S. Hassan and Anthony M. LaMacchia effective April 13, 2005, July 27, 2006 and September 29, 2003, respectively. Mr. Anderson and Mr. LaMacchia each currently receives an annual base salary of $288,000, and Mr. Hassan receives an annual base salary of $278,800, each with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. Their compensation will be adjusted each year by an amount not less than the CPI. They each receive executive benefits including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Mr. Anderson was granted options to purchase 280,000 shares of our common stock, in addition to the 120,000 options previously granted to him as a member of our board of directors. Messrs. Hassan and LaMacchia were each granted options to purchase 400,000 shares of our common stock. Each of the options was granted at the fair market value on the date of grant, vesting 20% each year over five years. The options will vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event of termination without good cause or resignation with good reason prior to the end of the term, upon execution of a mutual general release each executive will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If he is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.
     Chief financial officer
          We entered into a four-year employment agreement with our chief financial officer, Chuck Timpe, effective as of September 29, 2003. Mr. Timpe currently receives an annual base salary of $278,800, with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. Mr. Timpe receives executive benefits including group medical and dental insurance, $300,000 of term life insurance, accidental death and long-term disability insurance. In 2003 he was granted options to purchase 300,000 shares, and in March 2007 he was granted options to purchase an additional 100,000 shares of our common stock at or above the fair market value on the dates of grant, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Timpe is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. Timpe is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.
     Executive vice president
          We entered into a one-year letter of employment agreement with our executive vice president of strategic development, Sanjay Sabnani, effective as of April 15, 2004, which continues at will. Mr. Sabnani currently receives an annual base salary of $250,000, with annual bonuses targeted at 30% of his base salary based on performance. Mr. Sabnani receives executive benefits including group medical and dental insurance, and long-term disability insurance. Through December 31, 2006 he had been granted options to purchase 300,000 shares, and in March 2007 he was granted options to purchase an additional 50,000 shares of our common stock, at or above the fair market value on the dates of grant, vesting 20% each year over five years from the dates of grant.
     Confidentiality agreements
          Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.
     Limitation on liability and indemnification matters
          Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
          At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
GRANTS OF PLAN-BASED AWARDS IN 2006
          The table below sets forth the information with respect to options granted to our named executive officers during 2006.

		Number of
		securities		Grant Date
		underlying	Exercise	Fair Value
	Grant	options	price	of Option
Name	date	granted (1)	($/Sh) (2)	Awards (3)
Terren S. Peizer		—	$—	—
Richard A. Anderson	7/27/2006	25,000	4.77	79,034
Anthony M. LaMacchia		—	—	—
Chuck Timpe		—	—	—
Sanjay Sabnani	1/26/2006	20,000	6.42	84,253
	4/27/2006	20,000	8.56	113,449
Monica Alfaro Welling	11/15/2006	116,000	7.89	310,731

Note to Grants of Plan-based Awards Table:
(1)	These options vest annually over a five-year period from the date of grant.

(2)	All options to purchase our common stock are exercisable at a price equal to the closing price of our common stock on the date of grant.

(3)	The grant date fair value of stock options is calculated using the Black-Scholes option pricing model, which incorporates various assumptions including expected volatility, expected life of the options and applicable interest rates. See Note 9 — Share-Based Compensation to the December 31, 2006 consolidated financial statements in our Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to executive officers.
OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END
          The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2006.

	Number of shares underlying
	unexercised options		Option	Option
	Exercisable	Unexercisable	exercise	expiration
Name	(#)	(#)	price	date
Terren S. Peizer	600,000	400,000	$2.75	9/29/2008
Richard A. Anderson	90,000	30,000	2.50	9/29/2013
	51,000	204,000	7.34	4/28/2015
	—	25,000	4.77	7/27/2016
Anthony M. LaMacchia	240,000	160,000	2.50	9/29/2013
Chuck Timpe	180,000	120,000	2.50	9/29/2013
Sanjay Sabnani	60,000	90,000	2.80	7/2/2014
	20,000	30,000	4.25	10/1/2014
	4,000	16,000	5.72	1/20/2015
	4,000	16,000	7.34	4/28/2015
	4,000	16,000	5.78	7/28/2015
	—	20,000	6.42	1/26/2016
	—	20,000	8.56	4/27/2016
Monica Alfaro Welling	86,000	114,000	2.80	2/28/2007
	20,000	30,000	4.25	2/28/2007
	10,000	40,000	5.72	2/28/2007
	—	116,000	7.89	11/15/2009
OPTIONS EXERCISES IN 2006
          There were no options exercised by any of our named executive officers, and no restricted stock held or vested, in 2006.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN CONTROL
     Potential payments upon termination
          The following summarizes the payments that the named executive officers would have received if their employment had terminated on December 31, 2006.
          If Mr. Peizer’s employment had terminated due to disability, he would have received insurance and other fringe benefits for a period of one year thereafter, with a value equal to $5,600. If Mr. Peizer had been terminated without good cause or resigned for good reason, he would have received a lump sum payment of $2,717,000, based upon: (i) three years of additional salary at $450,000 per year; (ii) three years of additional bonus of $450,000 per year; and (iii) three years of fringe benefits, with a value equal to $17,000. In addition, his unvested stock options would have vested with a value of $2,596,000.

          If any of the other named executive officers had been terminated without good cause or resigned for good reason, he would have received a lump sum of $432,000 for Mr. Anderson, $418,200 for Mr. Hassan, $432,000 for Mr. LaMacchia, and $418,200 for Mr. Timpe, based upon one year’s salary plus the full targeted bonus of 50% of base salary. In addition, medical benefits would continue for up to one year, with a value equal to $17,000 each. In addition, his unvested stock options would have vested with values of $701,550 for Mr. Anderson, $1,788,000 for Mr. Hassan, $1,078,400 for Mr. LaMacchia, and $808,000 for Mr. Timpe.
          Monica Alfaro Welling, our former Senior Vice President Marketing, was terminated on November 30, 2006. She received $173,992 of severance payments and accrued or paid out vacation, and received an additional grant of 116,000 stock options with a value of $157,000 as of December 31 2006.
     Potential payments upon change in control
          Upon a change in control, the unvested stock options of each of our named executive officers would have vested, with the values set forth above.
          If Mr. Peizer had been terminated without good cause or resigned for good reason within twelve months following a change in control, he would have received a lump sum payment of $2,717,000, as described above, plus a tax gross up of $713,000.
          In addition, had an executive officer other than our CEO been terminated without good cause or resigned for good reason within twelve months following a change in control, he would have received a lump sum of $648,000 for Mr. Anderson, $627,300 for Mr. Hassan, $648,000 for Mr. LaMacchia, and $627,300 for Mr. Timpe, based upon one-and-a-half year’s salary plus one-and-a-half the full targeted bonus of 50% of base salary. In addition, medical benefits would continue for up to one-and-a-half years, with a value equal to $25,000 each.
DIRECTOR COMPENSATION
          The following table provides information regarding compensation that was paid to the individuals who served as non-employee directors during the year ended December 31, 2006. Except as set forth in the table, during 2006, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards(1)(3)	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Leslie F. Bell	—	—	$124,453	—	—	—	$124,453
Hervé de Kergrohen, M.D.	—	—	38,255	—	—	—	38,255
Ivan M. Lieberburg, Ph.D., M.D.	—	—	124,453	—	—	—	124,453
Marc G. Cummins (2)	—	—	154,471	—	—	—	154,471
Andrea Grubb Barthwell, M.D.(2)	—	—	113,674	—	—	—	113,674

Notes to Director Compensation Table:
(1)	Amounts reflect the compensation expense recognized in the Company’s financial statements in 2006 for non-employee director stock options granted in 2006 and in previous years, in accordance with SFAS No. 123(R). As such, these amounts do not correspond to the compensation actually realized by each director for the period. See Note 9 — Share-Based Compensation to the Company’s December 31, 2006 consolidated financial statements in its Annual Report on Form 10-K for further information on the assumptions used to value stock options granted to non-employee directors.
(2)	In January 2006, the board granted options to purchase 50,000 shares each to Mr. Cummins and Dr. Barthwell, each with a grant date fair value of $207,513. The stock options were granted pursuant to the 2003 Stock Incentive Plan and vest 25% per year over four years.
(3)	There were a total of 750,000 stock options granted to non-employee directors outstanding at December 31, 2006 with an aggregate grant date fair value of $1,327,000, the last of which will vest in January 2010. The grant date fair value of stock option awards is calculated based on the Black-Scholes stock option valuation model utilizing the assumptions discussed in Note 9 — Share-Based Compensation to the December 31, 2006 consolidated financial statements in our Annual Report on Form 10-K. Outstanding equity awards, by non-employee director as of December 31, 2006 were as follows:

		Aggregate
		Grant Date
		Fair Market
	Options	Value
	Outstanding	Options
Name	(#)	Outstanding
Leslie F. Bell	150,000	$224,227
Herve de Kergohen	100,000	46,974
Ivan M. Lieberburg, Ph.D.,M.D.	250,000	271,200
Marc G. Cummins	150,000	377,667
Andrea Grubb Barthwell, M.D.	100,000	406,716
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Andrea Grubb Barthwell, M.D., a director, is the founder and chief executive officer of EMGlobal LLC, a healthcare and policy consulting firm providing consulting services to us. In 2005 and 2006, we paid or accrued approximately $83,000 and $189,000, respectively, in fees to the consulting firm.
     David E. Smith, M.D. who served as our senior vice president of medical affairs until December 31, 2006, is the sole shareholder of The PROMETA Center, Inc., a California professional corporation. Under the terms of a management services agreement with the PROMETA Center, we provide and perform all non-medical management and administrative services for the medical group. We also agreed to provide a working capital loan to the PROMETA Center up to a maximum of $2.5 million to allow for the medical group to pay for its obligations, including our management fees, equipment, leasehold build-out and start-up costs. As of March 28, 2007, the amount of loan outstanding was approximately $2.3 million, with interest at the prime rate plus 2%. Payment of our management fee is subordinate to payments of the obligations of the medical group, and repayment of the working capital loan is not guaranteed by the stockholder or other third party.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of BDO Seidman, LLP served as our independent registered public accounting firm for the 2006 fiscal year, and will continue to serve as our independent registered public accounting firm for the 2007 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     Aggregate fees billed to us for the fiscal years ended December 31, 2005 and 2006 by BDO Seidman and its affiliates are as follows:

	2005	2006
Audit fees (1)	$563,000	$525,000
Audit-related fees (2)	$10,000	$5,900
Tax fees (3)	$34,000	$65,000
All other fees	$—	$—

(1)	This amount includes fees paid by us in connection with the annual audit of our consolidated financial statements, the review of our quarterly financial statements, registration statements and other filings with the SEC and approximately $240,000 in 2005 and $235,000 in 2006 in fees related to the audit of internal control over financial reporting performed in relation to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	This amount relates to consulting on accounting research and consultation on accounting transactions.

(3)	Amounts are for tax return preparation.
     The audit committee has considered whether the provision of non-audit services by BDO Seidman is compatible with maintaining BDO Seidman’s independence.
Audit committee pre-approvals
     All auditing and non-auditing services provided to us by the independent auditors are pre-approved by the audit committee or in certain instances by the chair of the audit committee pursuant to delegated authority. Each year the audit committee discusses and outlines the scope and plan for the audit and reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent auditors. During the year, the specific audit and non-audit services or fees not previously negotiated or approved by the audit committee are negotiated or approved in advance by the audit committee or by the chair of the audit committee pursuant to delegated authority. In addition, during the year the chief financial officer and the audit committee monitor actual fees to the independent auditors for audit and non-audit services.
     All of the services provided by BDO Seidman described above under the captions “Audit-related fees”, “Tax fees”, and “All other fees” were approved by our audit committee pursuant to our audit committee’s pre-approval policies.
2006 ANNUAL REPORT ON FORM 10-K
     We will mail with this proxy statement a copy of our annual report to each stockholder of record as of May 4, 2007. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, Attn: Investor Relations.

PROPOSAL TWO: ADOPTION OF 2007 STOCK INCENTIVE PLAN
     Our board has adopted, subject to shareholder approval, the Hythiam, Inc. 2007 Stock Incentive Plan. The board has adopted the 2007 Stock Incentive Plan because there are no additional shares available to issue awards under our 2003 Stock Incentive Plan. The following is a description of the material terms of the 2007 Stock Incentive Plan, which we refer to in this section as the “plan.”
Purpose
     The purposes of the plan are to further our growth and success and to reward and incentivize the outstanding performance of our key employees, directors and consultants by aligning their interests with those of stockholders through equity-based compensation and enhanced opportunities for ownership of shares of our common stock.
Administration
     The plan is administered by our board of directors or by a committee appointed from time to time by our board of directors, and will be referred to in this description as the “committee.” Among other things, the committee has the authority to select individuals to whom awards may be granted, to determine the type of award, and to determine the terms and conditions of any such awards.
Eligibility
     Persons who serve or agree to serve as employees of, directors of, or consultants to Hythiam will be eligible to be granted awards under the plan.
Shares Available
     The plan authorizes the issuance of up to 2,000,000 shares of common stock pursuant to the grant or exercise of incentive stock options, nonqualified stock options, stock appreciation rights, which we refer to in this prospectus as “SARs,” restricted stock and restricted stock units. The maximum number of shares of common stock pursuant to incentive stock options will be 1,750,000 shares of common stock. No Participant may be granted stock options (and SARs which are not coupled with options) covering in excess of 500,000 shares of common stock, or restricted stock and restricted stock units covering in excess of 100,000 shares of common stock. If any award is forfeited or if any stock option or other stock award terminates without being exercised, or if any shares of common stock are not actually purchased pursuant to such stock awards, shares of common stock subject to such awards will be available for subsequent distribution as part of new awards under the plan. If the option price of any stock option granted under the plan will be satisfied by delivering shares of common stock to us (by actual delivery or attestation) or by a company sponsored cashless exercise, only the number of shares of common stock issued net of the shares of common stock delivered, attested to or withheld will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. To the extent any shares are not delivered to a participant because such shares are used to satisfy any applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. The shares subject to grant under the plan will be made available from authorized, but unissued shares or from treasury shares.
Change in Capitalization or Change in Control
     The plan provides that, in the event of any change in corporate capitalization, such as a stock split, or any fundamental corporate transaction, such as any merger, acquisition, consolidation, separation, spin-off or other distribution of property (including any extraordinary cash or stock dividend), or any reorganization or partial or complete liquidation of us, the committee will make such substitution or adjustment as it deems appropriate in the aggregate number and kind of shares reserved for issuance under the plan, in the exercise price of shares subject to outstanding stock options and SARs, in the performance goals for any awards and in the number and kind of shares subject to other outstanding awards granted under the plan. In the event of such a change in corporate capitalization, the committee may also cancel outstanding awards (provided participants are given the ability to exercise such awards to the extent then vested), substitute the awards for cash or other securities, or arrange for the assumption or replacement of awards.

Types of Awards
     As indicated above, several types of awards will be awardable under the plan. A summary of such grants is set forth below.
Stock Options
     The committee will be able to grant participants incentive stock options and non-qualified stock options under the plan. Incentive stock options will have to satisfy certain criteria established under the Internal Revenue Code. Non-qualified stock options will not satisfy these criteria. The type of option that the committee grants will determine the tax consequences to the participant. The exercise price of such options will not be less than 100% of the fair market value of the stock underlying the options on the date of grant and will not remain exercisable more than ten years from the date it is granted. Otherwise, the date of grant, vesting schedule, term and pricing of options granted under the option plan will be subject to the committee’s discretion. Unless determined otherwise by the committee in its discretion, unvested options will be forfeited upon a participant’s termination of service, and vested options will generally remain exercisable for one year after the participant’s death or termination for disability, and for 90 days after the participant’s termination for any other reason (other than for cause, in which case all options will terminate). The plan will provide that a participant may pay the exercise price in cash or, if approved by the committee, in common stock or a combination thereof, or, to the extent permitted by applicable law, by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise.
Stock Appreciation Rights
     The committee will be able to grant SARs as stand-alone awards or in conjunction with an option award. A SAR entitles the holder to receive, upon exercise, the excess of the fair market value of a share of common stock at the time of exercise over the exercise price of the applicable SAR multiplied by the specified number of shares of common stock in respect of which the SAR has been exercised. Such amount will be paid to the holder in stock (valued at its fair market value on the date of exercise) or cash, as the committee or the participant may determine. A SAR granted in conjunction with an option will be exercisable only when and to the extent the related option is exercisable. An option will be cancelled to the extent that its related SAR is exercised or cancelled, and a SAR will be cancelled to the extent the related option is exercised or cancelled.
     The exercise price of a SAR will not be less than 100% of the fair market value of the stock underlying the SAR on the date of grant and will not remain exercisable more than ten years from the date it is granted. Otherwise, the date of grant, vesting schedule, term and pricing of SARs granted under the plan will be subject to the committee’s discretion. Unless determined otherwise by the committee in its discretion, unvested SARs will be forfeited upon a participant’s termination of service, and vested SARs will generally remain exercisable for one year after the participant’s death or termination for disability, and for 90 days after the participant’s termination for any other reason (other than for cause, in which case all options will terminate).
Restricted Stock
     The committee will be able to grant restricted stock with such restrictions and restricted periods as the committee may determine. The terms, purchase price and conditions of restricted stock awards will be specified in an award agreement and determined by the committee. The committee may provide that a grant of restricted stock will be subject to forfeiture subject to the continued service of the participant or the satisfaction of applicable performance goals. Restricted stock for which such forfeiture provisions have not lapsed will generally be forfeited upon termination of the participant’s service, unless otherwise provided by the committee. Other than such restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award, although the committee may provide for the automatic deferral or reinvestment of dividends or impose vesting requirements on dividends.
Restricted Stock Units
     The committee will be able to grant restricted stock unit awards, which will represent a right to receive cash based on the fair market value of a share of common stock or, alternatively, a share of common stock. The committee will be able to provide that a grant of restricted stock units will vest upon the continued service of the participant or the satisfaction of applicable performance goals. Stock units that are not vested will generally be forfeited upon termination of the participant’s service, unless otherwise provided by the committee. Holders of stock units will not have the rights of a stockholder with respect to the award unless and until the award is settled in shares of common stock, although the committee may provide for dividend equivalent rights.

Transferability
     The plan will provide that awards generally will not be assignable or otherwise transferable, except by will, by designation of a beneficiary, and the laws of descent and distribution or to the extent otherwise permitted by the committee.
Duration of the Plan
     The plan will have a term of ten years from the date of its adoption by our board of directors.
Amendment and Discontinuance
     The plan may be modified or amended in any respect by the committee, but, the plan may not be amended without stockholder approval to the extent such approval is required by applicable law or stock exchange rules. No such amendment or modification to the plan may materially impair the rights of a participant under an existing award agreement without the participant’s consent.
Federal Income Tax Consequences
     The following discussion is intended only as a brief summary of the material U.S. federal income tax rules that are generally relevant to the options that will be granted pursuant to the plan. The laws governing the tax aspects of awards are complex and such laws are subject to change.
     Upon the grant of a nonqualified option, the participant will not recognize any taxable income and we will not be entitled to a deduction. Upon the exercise of such an option or related SAR, the excess of the fair market value of the shares acquired upon the exercise of the option or SAR over the exercise price of the option or the cash paid under an SAR will constitute compensation taxable to the participant as ordinary income. In computing our U.S. federal income tax, we will generally be entitled to a deduction in an amount equal to the compensation taxable to the participant. Upon the sale of common stock acquired upon exercise of an option or SAR, the participant will recognize long or short term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.
     The participant will not recognize taxable income upon the grant or exercise of an incentive stock option. However, the spread at exercise will be includible in alternative minimum taxable income, and, thereby, may subject participants to the alternative minimum tax. The participant will recognize long term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold. In order to qualify for the incentive option tax treatment described in the preceding paragraph, the participant must be employed by the corporation continuously from the time of the option’s grant until three months before the option’s exercise and the participant must not sell the shares until more than one year after the option’s exercise date and more than two years after its grant date. If the participant does not satisfy these conditions, the participant will recognize taxable ordinary income when the participant sells the shares in an amount equal to the difference between the option exercise price and the fair market value of the stock on the exercise date. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the participant as long term or short term capital gain depending on whether the participant held the stock for more than one year. We will have no tax consequences from the grant or exercise of an incentive stock option. In the event the participant recognizes ordinary income on a sale or other disposition of the shares acquired on the exercise of an incentive stock option, we are generally entitled to a deduction equal to the amount of such ordinary income reorganized by the participant.
     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executives”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the “Certification Requirement”).

     Treasury regulations provide that compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant. The Certification Requirement is not necessary if these other requirements are satisfied.
     The plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options granted under the plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1.0 million, however, compensation attributable to other compensation, may not be fully deductible unless the grant or vesting of such other compensation is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The board of directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.
     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretive regulations are subject to change and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.
Recommendation of the board
     The board of directors unanimously recommends that you vote “FOR” the adoption of the 2007 Stock Incentive Plan.
OTHER BUSINESS
     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
     Stockholders interested in presenting a proposal for consideration at our 2008 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received in writing by our corporate Secretary, Hythiam, Inc., 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, no later than March 2, 2008.
     In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, notice of any such stockholder proposals must be given to us in writing not less than 45 days prior to the date on which we first mailed our proxy materials for the 2007 meeting, which is set forth on page 1 of this proxy statement (or within a reasonable time prior to the date on which we mail our proxy materials for the 2008 annual meeting if the date of that meeting is changed more than 30 days from the prior year).
     A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.
     If a stockholder proposal is received after May 6, 2008, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.
     Our 2008 annual meeting of stockholders is expected to be held on Friday, June 20, 2008. If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

/s/ TERREN S. PEIZER
Terren S. Peizer
Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 11, 2007

HYTHIAM, INC.
2007 STOCK INCENTIVE PLAN

SECTION 1: GENERAL PURPOSE OF PLAN
     The name of this plan is the Hythiam, Inc. 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to obtain and retain the services of the types of Employees, Consultants, officers and Directors who will contribute to the long range success of Hythiam, Inc. and provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.
SECTION 2: DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below:
     2.1 “Administrator” shall have the meaning as set forth in Section 3 hereof.
     2.2 “attestation exercise” shall have the meaning as set forth in Section 6.2.6 hereof.
     2.3 “Award” shall mean an Option, Restricted Stock, Stock Appreciation Right, Restricted Stock Unit, or other stock-based award granted pursuant to the terms of the Plan.
     2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing the grant of an Award that has been duly authorized and approved by the Administrator.
     2.5 “Board” means the Board of Directors of the Company.
     2.6 “cashless exercise” shall have the meaning as set forth in Section 6.2.6 hereof.
     2.7 “Cause” means (i) if a Participant is at the time of termination a party to an employment agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in the employment agreement; (ii) otherwise if a Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases (1) failure by a Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) engaging in sexual harassment, discrimination, misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its shareholders; (3) commission of a felony; (4) commission of a crime against the Company which is or potentially is materially injurious to the Company; or (5) as otherwise provided in the Award Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.
     2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.9 “Company” means Hythiam, Inc. a corporation organized under the laws of the State of Delaware.
     2.10 “Consultant” means an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

     2.11 “Date of Grant” means: (i) the date on which the Administrator adopts a resolution expressly granting a Right to a Participant if the Award is not subject to negotiation between the Participant and the Administrator; or (ii) if a date later than the date the Administrator adopts such resolution is set forth in the resolution as the Date of Grant, then such date as is set forth in such resolution; or (iii) if the Award is subject to negotiation between the Participant and the Administrator, the date on which the later of the Administrator and the Participant executes the Award.
     2.12 “Director” means a member of the Board.
     2.13 “Disability” means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical of mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical of mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company..
     2.14 “Effective Date” means the date set forth in Section 11 hereof.
     2.15 “Eligible Person” means an Employee, officer, Consultant or Director of the Company, any Parent or any Subsidiary.
     2.16 “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.
     2.17 “Exercise Price” shall have the meaning set forth in Section 6.2.2 hereof.
     2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.19 “Fair Market Value” shall mean the fair market value of a share of Stock, determined as follows:
          2.19.1 If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;
          2.19.2 If the Stock is quoted on the NASDAQ SmallCap or OTC Bulletin Board or is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; and

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          2.19.3 In the absence of an established market for the Stock, the Administrator shall determine its Fair Market Value in such manner as it deems appropriate (such determination will be made in the manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code, shall be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations, and will take into consideration the factors listed in 26 C.F.R. §20.2031-2, but will not take into account any reduction in value of the Stock because the Stock (i) represents a minority position; (ii) is subject to restrictions on transfer and resale; or (iii) lacks liquidity).
     2.20 “First Refusal Right” shall have the meaning set forth in Section 7.2 hereof.
     2.21 “immediate family” shall have the meaning as set forth in Section 7.5.1 hereof.
     2.22 “ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.
     2.23 “Market Stand-Off” shall have the meaning as set forth in Section 8.3 hereof.
     2.24 “Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.
     2.25 “Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.
     2.26 “Outside Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treas. Regs. Section 1.162-27(e)(3).
     2.27 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
     2.28 “Participant” means any Eligible Person selected by the Administrator to receive an Award.
     2.29 “Permitted Transferee” shall have the meaning set forth in Section 7.5.1 hereof.
     2.30 “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     2.31 “Plan” means this Hythiam, Inc. 2007 Long-Term Stock Incentive Plan, as the same may be amended or supplemented from time to time.

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     2.32 “Repurchase Right” shall have the meaning set forth in Section 7.3 hereof.
     2.33 “Restricted Stock” shall mean an award granted under Section 6.4 hereof.
     2.34 “Restricted Stock Units” shall mean an award granted under Section 6.5 hereof.
     2.35 “Securities Act” means the Securities Act of 1933, as amended.
     2.36 “Separation from Service” means the Participant’s retirement or other termination of employment with the Company as determined by the Board, provided that the Participant’s employment relationship shall be treated as continuing while the employee is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company is provided either by statute or contract, and, if the period of leave exceeds six months and the employee’s right to reemployment is not provided either by statute or by contract, the employment relationship shall be deemed to terminate on the first date immediately following such six month period.
     2.37 “Service” shall mean service provided by any person as an Employee, Director or Consultant.
     2.38 “Stock” means common stock, without par value, of the Company.
     2.39 “Stock Appreciation Right” shall mean an award granted under Section 6.3 hereof.
     2.40 “Stock-for-Stock exercise” shall have the meaning as set forth in Section 6.2.6 hereof.
     2.41 “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 6.2.2.
     2.42 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
     2.43 “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.
     2.44 “Transaction” shall have the meaning as set forth in Section 8.3 hereof.

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SECTION 3: ADMINISTRATION
     3.1 Administrator. The Plan shall be administered by the Board of Directors or a committee appointed from time to time by the Board to which the Board has delegated its administrative powers under this Plan (the “Administrator”). Notwithstanding the foregoing, consistent with Code §162(m)(2), any Awards under the Plan to be granted to a “covered employee”, as defined in such section, shall be subject to the prior approval of the Board’s Compensation Committee.
     3.2 Powers in General. The Administrator shall have the power and authority to grant Awards to Eligible Persons, pursuant to the terms of the Plan.
     3.3 Specific Powers. In particular, the Administrator shall have the authority:
          3.3.1 to construe and interpret the Plan and apply its provisions;
          3.3.2 to promulgate, amend and rescind rules and regulations relating to the administration of the Plan;
          3.3.3 to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
          3.3.4 to delegate all or part of its function as Administrator to any other Person and to revoke any such delegation;
          3.3.5 to select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other Persons to render service or advice with regard to any responsibility the Administrator has under the Plan, to designate such Persons to carry out responsibilities and to rely upon the advice, opinions or valuations of any such Persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith
          3.3.6 to determine when an Award is to be granted under the Plan;
          3.3.7 from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom an Award shall be granted;
          3.3.8 to determine the number of shares of Stock to be made subject to each Award;
          3.3.9 to determine whether each Stock Option Award is to be an ISO or a Non-Qualified Stock Option;
          3.3.10 to prescribe the terms and conditions of each Award, including, without limitation, the Exercise Price and medium of payment, vesting provisions, forfeiture provisions and repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale;

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          3.3.11 to amend any outstanding Awards for the purpose of modifying the time or manner of vesting, or the Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the Participant, when required by the Plan or applicable law;
          3.3.12 to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan;
          3.3.13 to make decisions with respect to outstanding Awards that may become necessary upon a change in capital structure; and
          3.3.14 to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.
     3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.
     3.5 Indemnification. In addition to such other rights of indemnification they may have individually as Directors, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually incurred in connection with any action, suit or proceeding to which the Administrator may be party by reason of any act or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Administrator did not act in good faith and in a manner which the Administrator reasonably believed to be in the best interests of the Plan and the Participants, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
SECTION 4: STOCK SUBJECT TO THE PLAN
     4.1 Stock Subject to the Plan. Subject to adjustment as provided in Section 8, 2,000,000 shares of Stock shall be reserved and available for issuance under the Plan, of which 1,750,000 shall be available to be issued as ISO’s. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     4.2 Basic Limitation. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan in any one calendar year shall be 1,000,000 shares. The number of shares of Stock that are subject to Awards under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of the Plan.

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     4.3 Individual Limits. No Participant may be granted Options and Free-Standing SARs covering in excess of 500,000 shares of Stock, or Restricted Stock and Restricted Stock Units covering in excess of 100,000 shares of Stock, in any such case in any fiscal year of the Company. The limits set forth in this Section 4.3 shall be subject to the provisions of Section 4.4.
     4.4 Additional Shares. In the event that any outstanding Award or other right for any reason expires or is canceled or otherwise terminated, the shares of Stock allocable to the unexercised portion of such Award or other right shall again be available for the purposes of the Plan. In the event that shares of Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares of Stock shall again be available for the purposes of the Plan.
SECTION 5: ELIGIBILITY
     Eligible Persons who are selected by the Administrator shall be eligible to be granted an Award hereunder, subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted a Stock Option Award for ISO’s. Eligible Persons selected to receive an Award shall become Participants in the Plan.
SECTION 6: AWARDS.
     6.1 Award Agreement. Each grant of an Award shall be evidenced by an Award Agreement. The Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.
     6.2 Option Awards. The Administrator may make an Award of a Stock Option to purchase the Company’s Stock.
          6.2.1 Number of shares. Each Stock Option Award shall specify the number of shares of Stock that are subject to the Stock Option. The Stock Option Agreement shall also specify whether the Stock Option is an ISO or a Non-Qualified Stock Option.
          6.2.2 Exercise Price.
               6.2.2.1 In General. Each Stock Option Agreement shall state the price at which shares of Stock subject to the Stock Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the Date of Grant.
               6.2.2.2 Ten Percent Shareholder. A Ten Percent Shareholder shall not be eligible to receive a Stock Option Award for ISO’s, unless (i) the Exercise Price of a Non-Qualified Stock Option is at least 110% of the Fair Market Value of a share of Stock on the Date of Grant, or (ii) in the case of an ISO, the Exercise Price is at least 110% of the Fair Market

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Value of a share of Stock on the Date of Grant and such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant.
          6.2.3 Vesting and Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Stock Option vests and becomes exercisable. In the case of a Participant who is not an officer of the Company, a Director or a Consultant, a Stock Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.
          6.2.4 Term. The Stock Option Agreement shall specify the term of the Stock Option. No Stock Option shall be exercisable after the expiration of ten years after the date the Stock Option is granted.
          6.2.5 Early Termination. If a Participant has a Separation of Service prior the expiration of the term of the Stock Option, any installment of the Stock Option not exercisable on the date the Participant separates from Service shall be forfeited and any installment of the Stock Option that is exercisable on such date shall cease to be exercisable: (i) immediately if the Separation from Service is for Cause; (ii) three months following the Separation from Service if the Separation from Service is for any reason other than the Participant’s death, Disability or for Cause; and (ii) one year if the Separation from Service is a result of the Participant’s death or Disability.
          6.2.6 Payment of Exercise Price. The entire Exercise Price of shares of Stock in connection with the exercise of all or an installment of a Stock Option Award shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, including, but not limited to, the following: (i) by a copy of instructions to a broker directing such broker to sell the Stock for which an Award is exercised, and to remit to the Company the aggregate Exercise Price of such Award (a “cashless exercise”); (ii) by paying all or a portion of the Exercise Price by tendering Stock owned by the Participant, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price with respect to which a Stock Option Award or portion thereof is thereby exercised (a “Stock-for-Stock exercise”); (iii) by a Stock-for-Stock exercise by means of attestation whereby the Participant identifies for delivery specific shares of Stock already owned by the Participant and receives a number of shares of Stock equal to the difference between the Stock Option thereby exercised and the identified attestation shares of Stock (an “attestation exercise”); or (iv) a Participant may exercise a Stock Option for a number of shares of Stock by directing the Company in writing to deliver to the Participant a number of certificates of shares of Stock equal to the number of Stock for which the Stock Option is exercised less a number of Stock with a Fair Market Value equal to the aggregate Exercise Price of the Stock for which the Stock Option is exercised (a “company sponsored cashless exercise”).
          6.2.7 Delivery; Rights of Shareholders. Upon the exercise of any Stock Option, the Company shall issue stock certificates in the name of the Participant representing the shares of Stock purchased upon exercise of the Stock Option as soon as practicable after receipt of the notice

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and payment of the exercise price for such Stock Options. The Participant shall not have any privileges as a stockholder of the Company with respect to any shares of Stock issuable upon exercise of the Stock Option until the issuance by the Company of stock certificates representing such shares of Stock in the name of the Participant.
     6.3 Stock Appreciation Awards. The Administrator may make an Award of Stock Appreciation Rights.
          6.3.1 Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SAR’s,” which are granted in conjunction with a Stock Option, or “Free-Standing SAR’s,” which are not granted in conjunction with any Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, shares of Stock, or both, in value equal to the product of (A) the excess of the Fair Market Value on the date of exercise of one share of Stock over the exercise price thereof, multiplied by (B) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Stock or both, or shall reserve to the Administrator or the Participant the right to make that determination upon the exercise of the Stock Appreciation Right.
          6.3.2 Tandem SAR’s. Tandem SAR’s may be granted in conjunction with a Stock Option Award on the Date of Grant of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option Award is exercisable, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall be terminated or be forfeited upon the exercise or forfeiture of the Tandem SAR.
          6.3.3 Exercise Price. The exercise price per share of Stock subject to a Free-Standing SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the Date of Grant, and in the event the Free Standing SAR is granted to a Ten-Percent Stockholder, shall not be less than 110% of the Fair Market Value of a share of Stock on the Date of Grant.
          6.3.4 Term. The Award Agreement shall specify the term of the Stock Appreciation Rights. No Stock Appreciation Right shall be exercisable after the expiration of ten years after the date the Stock Appreciation Right is granted.
          6.3.5 Vesting and Exercisability. Each Award Agreement shall specify the date when all or any installment of the Stock Appreciation Rights vest and become exercisable. In the case of a Participant who is not an officer of the Company, a Director or a Consultant, a Stock Appreciation Right shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.
          6.3.6 Early Termination. If a Participant has a Separation of Service prior the expiration of the term of the Award of Stock Appreciation Rights, any installment of the Stock Appreciation Rights not exercisable on the date the Participant separates from Service shall be

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forfeited and any installment of the Stock Appreciation Right that is exercisable on such date shall cease to be exercisable: (i) immediately if the Separation from Service is for Cause; (ii) three months following the Separation from Service if the Separation from Service is for any reason other than the Participant’s death, Disability or for Cause; and (ii) one year if the Separation from Service is a result of the Participant’s death or Disability.
          6.3.7 Delivery; Rights of Shareholders. Upon the exercise of any Stock Appreciation Right, the Company shall pay cash to a Participant or issue stock certificates in the name of the Participant as applicable under the terms of the Award Agreement, representing the shares of Stock purchased upon exercise of the Stock Appreciation Right as soon as practicable after receipt of the notice and payment of the exercise price for such Stock Appreciation Rights; provided that the Company, in its sole discretion, may elect to not issue any fractional shares of Stock upon the exercise of a Stock Appreciation Right (determining the fractional shares after aggregating all shares of Stock issuable to a single Participant as a result of an exercise of Stock Appreciation Rights for more than one share of Stock) and, in lieu of issuing such fractional shares, shall pay the Participant the Fair Market Value thereof as determined by the Administrator in good faith. The Participant shall not have any privileges as a stockholder of the Company with respect to any shares of Stock issuable upon exercise of a Stock Appreciation Right granted under the Plan until the issuance by the Company of stock certificates representing such shares of Stock in the name of the Participant.
     6.4 Restricted Stock. The Administrator may make an Award of Restricted Shares to a Participant.
          6.4.1 Number of Shares. Each Award of Restricted Stock shall specify the number of shares of Restricted Stock awarded. Shares of Restricted Stock shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions, and restrictions (including forfeiture) set forth in the Hythiam, Inc. 2007 Stock Incentive Plan and the applicable Award Agreement. Copies of the plan and agreement are on file at the offices of the Company.”
The Administrator may require that the certificates evidencing such shares be held in custody by the Company until any restrictions imposed on the Stock by the Award Agreement have lapsed and that, as a condition of any Award of Restricted Stock, the Participant has delivered a stock power, endorsed in blank, relating to the Stock covered by the Award.
          6.4.2 Forfeiture. Each Award Agreement awarding Restricted Stock shall specify the date when all or any installment of the Restricted Stock are no longer subject to forfeiture (the “Restricted Period”). In the case of a Participant who is not a Director, Officer or

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Consultant of the Company, the Restricted Period of the Restricted Shares shall lapse at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant.
          6.4.3 Performance Awards. In addition to the forfeiture provisions set forth in Section 6.4.2 of this Plan, the Administrator may, prior to or at the time of grant, designate an Award of Restricted Stock as a Performance-Based Award, in which event it shall condition the grant or the forfeiture of the Restricted Stock, as applicable, upon the attainment of Performance Goals.
          6.4.4 Early Termination. If a Participant has a Separation of Service prior to end of the Restricted Period or the attainment of the applicable Performance Goals, all shares still subject to such restrictions and conditions shall be forfeited by the Participant; provided, however, that the Administrator shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock Units, provided that no such discretion shall be exercised with respect to Restricted Stock granted pursuant to a Performance-Based Award unless such discretion is exercised upon a Separation of Service due to the Participant’s death or Disability.
          6.4.5 Rights of Shareholders. Upon the vesting of the Restricted Stock Units and the attainment of any Performance Goals, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Administrator in the applicable Award Agreement, (A) cash dividends on the class or series of Stock that is the subject of the Restricted Stock Award shall be automatically credited to an account for the Participant and held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Stock shall be paid in the form of Restricted Stock of the same class as the Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.
          6.4.6 Transfer Limitations. Prior to the expiration of the Restricted Period and any Performance Goals are obtained to which an Award of Restricted Stock is subject, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares subject to an Award of Restricted Stock.
          6.4.7 Code Section 83(b) Election. Each Participant who receives a Restricted Stock Award may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to such Award. The election permitted under this Section shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code. Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any grantee who fails to make a permitted Section 83(b) election in a timely manner
     6.5 Restricted Stock Units. The Administrator may make an Award of Restricted Stock Units to a Participant.

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          6.5.1 Nature of Award. An Award of Restricted Stock Units is denominated in shares of Stock.
          6.5.2 Number of Units. Each Award of Restricted Stock Units shall state the number of Restricted Stock Units that are subject to the Award.
          6.5.3 Vesting and Receipt. Each Award of Restricted Stock Units shall specify the date when all or any installment of the Restricted Stock Units shall vest.
          6.5.4 Performance Awards. In addition to the vesting provisions set forth in Section 6.5.3 of this Plan, the Administrator may, prior to or at the time of grant, designate an Award of Restricted Stock Units as a Performance-Based Award, in which event it shall condition the grant or the vesting of the Restricted Stock Units, as applicable, upon the attainment of Performance Goals.
          6.5.5 Early Termination. If a Participant has a Separation of Service prior to the vesting of the Restricted Stock Units or the attainment of the applicable Performance Goals, all Restricted Stock Units still subject to such restrictions shall be forfeited by the Participant; provided, however, that the Administrator shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock Units, provided that no such discretion shall be exercised with respect to Restricted Stock granted pursuant to a Performance-Based Award unless such discretion is exercised upon a Separation of Service due to the Participant’s death or Disability.
          6.5.6 Delivery Rights of Shareholders. Upon vesting and the attainment of the Performance Goals, the Administrator will settle the Award by delivery of shares of Stock or by the payment of cash based upon the Fair Market Value of the specified number of shares of Stock. The Participant shall not have the privileges of a stockholder of the Company with respect to any shares of Stock issuable upon vesting and attainment of the Performance Goals until the issuance by the Company of stock certificates representing such shares of Stock in the name of the Participant.
SECTION 7: WITHHOLDING; RESTRICTIONS
     7.1 Withholding Payment. All Awards granted to Participants are subject to taxation in accordance with Section 83(a) of the Code. Accordingly, upon any exercise, payment or settlement in Stock of any Award, the Administrator shall have the right at its option and in its sole discretion to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such exercise, payment or settlement; (ii) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise, payment or settlement; or (iii) reduce the number of Stock to be delivered to the Participant in connection with such exercise, payment or settlement by the appropriate number of Stock, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of Stock withheld under clause (iii) above exceed the minimum amount of required withholding under applicable law

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     7.2 First Refusal Right. Each Award may provide that the Company shall have the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock received by the Participant pursuant to an Award, provided that at the time the Company exercises such right, the Participant has held such Stock for a period of at least six months. In the event the holder of such Stock desires to accept a bona fide third-party offer for any or all of such Stock, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.
     7.3 Repurchase Rights. Following a Participant’s Separation from Service, the Company may repurchase the Participant’s Stock, provided that at the time the Company exercises such right, the Participant has held such Stock for a period of at least six months.
          7.3.1 Repurchase Price. Following a Participant’s Separation of Service, the Repurchase Right shall be exercisable at a price equal to the Fair Market Value of the Stock underlying the Award, less the Exercise Price in the case of Stock Option Award or an Award of Stock Appreciation Rights, on the date of repurchase.
          7.3.2 Exercise of Repurchase Right. A Repurchase Right may be exercised only for cash and only within 195 days after a Participant’s Separation from Service.
     7.4 Termination of Repurchase and First Refusal Rights. Each Award Agreement shall provide that the Repurchase Rights and First Refusal Rights shall have no effect over, or shall lapse and cease to have effect over, shares of Stock that have been registered under a then currently effective registration statement under applicable federal or state securities laws, or when a determination is made by counsel for the Company that such Repurchase Rights and First Refusal Rights are not required in the circumstances under applicable federal or state securities laws.
     7.5 No Transferability. Except as provided herein, a Participant may not assign, sell or transfer an Award, in whole or in part, other than by will or by operation of the laws of descent and distribution. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his or her Award shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his or her designated beneficiary or if no beneficiary has been designated in writing, by his or her executors or administrators to the full extent (but only to such extent) to which such Awards were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his or her death or Disability.
          7.5.1 Permitted Transfer. The Administrator, in its sole discretion, may permit the transfer of an Award (but not a Stock Option Award for ISO’s) as follows: (i) by gift to a member of the Participant’s immediate family, or (ii) by transfer by instrument to a trust providing that the Stock Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a “Permitted Transferee”). For purposes of this Section 7.5.1, “immediate family” shall mean the Participant’s spouse (including a former spouse subject to terms of a

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domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.
          7.5.2 Conditions of Permitted Transfer. A transfer permitted under Section 7.5.1 hereof may be made only upon written notice to and approval thereof by the Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Award, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.
SECTION 8: ADJUSTMENTS; MARKET STAND-OFF
     8.1 Effect of Certain Changes.
          8.1.1 Change in Capital Structure. If the Stock is changed by reason of a stock split, reverse stock split, stock combination or stock dividend or reclassification, or converted into or exchanged for other securities or property as a result of a merger, consolidation, recapitalization or reorganization, or if any extraordinary dividend or other distribution is paid on or in respect of Stock, the Board in its sole discretion shall make such adjustments in the number and class of shares of Stock available under the Plan as (i) shall be reasonably necessary to preserve to a Participant rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such existing rights), including, without limitation, (A) a corresponding adjustment changing the number and class of shares of stock subject to, and the Exercise Price applicable to, each Award or portion thereof outstanding at the time of such transaction or event; (B) the assumption of the Plan and such outstanding Awards by the surviving corporation or its Parent; (C) the substitution by the surviving corporation or its Parent of Awards with substantially the same terms for such outstanding Awards; or (D) the cancellation of such outstanding Awards without payment of any consideration, provided that if such Awards will be canceled, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or the ten-day period after the Administrator provides the Awards holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the applicable Award Agreement; and (ii) complies with the provisions with Section 409A of the Code.
     8.2 Decision of Administrator Final. To the extent that the foregoing adjustments relate to the Stock or other securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the affected Participant.
     8.3 Market Stand-Off. Each Award Agreement shall provide that, in connection with: (i) any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, (ii) a private placement by the Company of equity or debt securities; (iii) the acquisition by an independent third party ownership of the Company’s stock possessing 50% or more of the total fair market value or total

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voting power of the Company’s stock, whether by tender offer or private purchase; or (iv) a purchase by an independent third party of all or substantially all of the Company’s assets (each, a “Transaction”), the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any award for the repurchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters or investment bankers, for such period of time commencing from and after the date the Company enters into a written agreement with such underwriter or investment banker in contemplation of such Transaction and continuing thereafter as may be requested by the Company or its underwriters or investment bankers (the “Market Stand-Off”).
     8.4 Insider Trading. Each Award Agreement shall provide that the exercise of the Award and the sale or transfer of an Stock received upon the exercise or settlement of any Award shall be subject to the Company’s Insider Trading Policy as such policy may exist from time to time.
SECTION 9: AMENDMENT AND TERMINATION
     The Board may amend, suspend or terminate the Plan at any time and for any reason, provided, however, that the approval of the Company’s shareholders shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award if such modification or amendment would materially impair the rights of the applicable Participant without the written consent of such Participant.
SECTION 10: GENERAL PROVISIONS
     10.1 General Restrictions.
          10.1.1 No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares of Stock may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.
          10.1.2 Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     10.2 No Right to Award. Neither the adoption of this Plan nor any action of the Company’s Board of Directors or the Administrator shall be deemed to give an Employee, Director or Consultant any right to receive an Award under the Plan except as may be evidenced

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by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in this Plan and in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
     10.3 No Evidence of Employment or Service. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award
     10.4 No Restriction on Corporate Action. Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant shall have any claim against the Company or any affiliate as a result of any corporate action.
     10.5 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company’s Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
     10.6 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.
     10.7 Regulatory Matters. Each Award Agreement shall provide that no shares of Stock shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require.
     10.8 Code Section 409A Compliance. This Plan is intended to provide for stock incentive benefits that are not deemed to be deferred compensation and thus are not subject to the provisions of Code §409A. If the Plan is deemed to be subject to Code §409A, however, the Company may modify the Plan and any Awards granted under the Plan to comply with Code §409A guidance; provided, however, that the present value of Awards granted to Participants after such modification shall not be less than the present value of the Awards granted to Participant prior to the modification.

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     10.9 Exchange Act Section 16 Compliance. This Plan is subject to Section 16 of the Exchange Act and shall meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.
     10.10 Delivery. Upon exercise of an Award granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, 30-days shall be considered a reasonable period of time.
     10.11 Governing Law. All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     10.12 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Stock Option Awards, as the Administrator may deem advisable.
SECTION 11: EFFECTIVE DATE OF PLAN
     The Effective Date of this Plan is the date the adoption of the Plan is approved by the Company’s shareholders, which approval must be obtained within 12 months from the date the Plan is approved by the Board.
SECTION 12: TERM OF PLAN
     The Plan shall terminate automatically on the 10th anniversary of the Plan’s effective date set forth in Section 11 (the “Expiration Date”). No Award or other right under this Plan shall be granted after the Expiration Date, but Awards granted prior to the Expiration Date may extend beyond the Expiration Date. The Plan may be terminated on any earlier date pursuant to Section 9 hereof.

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SECTION 13: EXECUTION.
     To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same as of May 10, 2007.

HYTHIAM, INC.
By:
	Name:	Terren S. Peizer
	Title:	Chairman & CEO

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HYTHIAM, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of HYTHIAM, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 28, 2007, and hereby appoints Terren S. Peizer and Chuck Timpe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Friday, June 15, 2007, at 10:00 a.m., local time, at the PROMETA Center, 1315 Lincoln Blvd. Suite 250, Santa Monica 90401, California 90025, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the Incentive Compensation Plan, and as said proxies deem advisable on such other matters as may come before the meeting.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed and dated on the other side.)

HYTHIAM, INC.
Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.
☐ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below.	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.	☐ *EXCEPTIONS

Nominees:	Terren S. Peizer, Leslie F. Bell, Richard A. Anderson, Ivan M. Lieberburg, Ph.D., M.D., Andrea Grubb Bathwell, M.D., Marc G. Cummins, and Christopher S. Hassan

2. ADOPTION OF THE HYTHIAM, INC. 2007 STOCK INCENTIVE PLAN	☐ FOR adoption of the 2007 Stock Incentive Plan	☐ AGAINST adoption of the 2007 Stock Incentive Plan
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
* Exceptions
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
To change your address, please mark this box. ☐
To include any comments, please mark this box. ☐
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)
Date
Share Owner sign here
  Co-Owner sign here